UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 7, 2026

ONFOLIO HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41466	37-1978697
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1007 North Orange Street, 4th Floor, Wilmington, Delaware	19801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (682) 990-6920

_______________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ONFO	Nasdaq Capital Market
Warrants To Purchase Common Stock	ONFOW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Binding Letter of Intent

On July 7, 2026, Onfolio Holdings Inc. (the “Company”) entered into a Binding Letter of Intent (the “LOI”) with Paramount Helium, LLC, a Wyoming limited liability company (“Paramount”), pursuant to which the Company has agreed to acquire Paramount in a transaction structured as a merger or other business combination (the “Acquisition”). The parties intend that all provisions of the LOI shall be binding and enforceable, and that the terms set forth therein shall be reflected in a definitive acquisition agreement (the “Acquisition Agreement”) to be negotiated and executed by the parties.

Under the LOI, at the closing of the Acquisition (the “Definitive Closing”), the Company will issue to Paramount a number of shares of convertible preferred stock that is convertible into, strictly subject to stockholder approval, 50 million shares of the Company’s common stock (the “Paramount Preferred Stock”). In addition, in consideration for funding provided by investors designated by Paramount (the “Paramount Investors”) at the Definitive Closing, the Company shall issue to the Paramount Investors shares of the Company’s common stock; provided, however, that to the extent the issuance of such common stock would result in any individual beneficially owning in excess of 19.99% of the Company’s outstanding common stock, the portion exceeding such threshold shall instead be issued in the form of convertible preferred stock, strictly subject to stockholder approval (the “Investor Preferred Stock”). In connection with entering into the LOI, the Company anticipates that $200,000 will be released from its cryptocurrency control account in the Digital Asset Treasury.

Proton Green Debt Acquisition Right

Following Definitive Closing, the Company or one of its subsidiaries will receive the right to apply the Required Funding (as defined below) to acquire the senior secured indebtedness of Proton Green, LLC, a Wyoming limited liability company (“Proton Green”), held by Kips Bay Select LP and Cyber One, Ltd. Following such purchase, the Company or one of its subsidiaries shall hold such Proton Green senior secured indebtedness as an asset on its balance sheet. Such right is subject to obtaining sufficient financing and does not constitute a binding commitment to purchase all outstanding indebtedness of Proton Green.

Name and Ticker Change

At or promptly following the Definitive Closing, the Company will (i) change its name to Paramount Helium Corporation, (ii) change its ticker symbol on the Nasdaq Capital Market to PRMT, and (iii) take all necessary corporate and exchange actions to give effect to the foregoing.

Corporate Governance

Subject to change in control limitations, from the Definitive Closing through the date of completion of the spinout of the legacy business (the “Spinout Date”), the Board of Directors of the Company shall consist of five members, comprised as follows: (i) two directors designated by Paramount, which shall be David Hobbs and Steven Looper; (ii) two directors designated by the existing stockholders of the Company, which shall be Dominic Wells and Mark Schwartz; and (iii) one independent director, mutually selected by the Board of Directors of the Company immediately after the Definitive Closing, who shall qualify as an Audit Committee Financial Expert and shall meet the independence standards of the Nasdaq Capital Market. The Executive Chairman of the Board during the period from the Definitive Closing through the Spinout Date shall be David Hobbs. Subject to change in control limitations, effective upon the Spinout Date, Dominic Wells will resign from the Board of Directors if he is employed by the Legacy SubCo on the Spinout Date. It is expected that the Company will rely on the “Controlled Company” exemption from the listing standards of the Nasdaq Capital Market relating to independent directors.

Subject to change in control limitations, as of the Definitive Closing, the executive officers of the Company shall be: David Hobbs, Executive Chairman; Steven Looper, Chief Executive Officer; and Adam Trainor, Chief Financial Officer. The existing executive officers of the Company shall, at or prior to the Definitive Closing, transition into roles with Legacy SubCo or otherwise terminate their employment with the Company on terms to be set forth in a Transitional Services Agreement (the “Transitional Services Agreement”). The Company shall be solely responsible for any severance, accrued compensation, or other amounts payable to its existing executive officers or directors in connection with such transitions.

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Voting Agreements

Subject to change in control limitations, the Company will require its executive officers, directors, and holders of more than 5% of any class of its outstanding voting securities to enter into mutually agreeable forms of voting agreements, support agreements, or other similar agreements pursuant to which they will (i) vote in favor of the Acquisition, the issuance of shares of the Company’s common stock in connection with the conversion of the Paramount Preferred Stock and the Investor Preferred Stock, the name and ticker change, and all related corporate actions, and (ii) refrain from soliciting or entering into any alternative transaction proposal. Such agreements will be executed prior to or concurrently with the execution of the Acquisition Agreement.

Closing Conditions

The Acquisition Agreement is to be executed on or before July 24, 2026, simultaneously with or in advance of the Definitive Closing. The parties will use commercially reasonable best efforts to consummate the Definitive Closing of the Acquisition on or before July 24, 2026, subject to satisfaction of customary closing conditions, including, among others: (i) receipt of at least $11,300,000 in equity investment (the “Required Funding”), (ii) delivery of audited financial statements by Paramount on or before July 10, 2026; (iii) completion of due diligence; (iv) execution of voting agreements; (v) completion of the ring-fence of legacy businesses into Legacy SubCo; (vi) execution of the Transitional Services Agreement; (vii) SEC compliance; (viii) Nasdaq Capital Market qualification and compliance with all listing requirements; (ix) solvency of the Company and absence of material adverse effect; (x) adoption of a long-term incentive plan and execution of employment agreements for senior management; (xi) ordinary course conduct of business during the interim period; and (xii) receipt of all necessary governmental, regulatory, and third-party consents and approvals.

The LOI will automatically terminate and be of no further force and effect upon the earlier of: (a) execution of the Acquisition Agreement by the parties, (b) mutual agreement of the parties to terminate the LOI, and (c) July 24, 2026 (which may be extended by mutual consent of the parties).

The foregoing description of the LOI is qualified in its entirety by reference to the full text of the LOI, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Note Limited Waiver and Consent Agreement

On July 7, 2026, the Company entered into a Limited Waiver and Consent Agreement (the “Note Waiver Agreement”) with a certain Institutional Investor (the “Note Investor”). Reference is made to that certain Securities Purchase Agreement, dated as of November 17, 2025 (the “Securities Purchase Agreement”), by and among the Company and the investors listed on the Schedule of Buyers attached thereto, pursuant to which, among other things, the Company issued to the Note Investor certain convertible notes (the “Notes”).

Pursuant to the Note Waiver Agreement, in connection with the Acquisition, the Note Investor has granted certain limited waivers of provisions of the Notes and the Securities Purchase Agreement, including: the waiver of (i) certain subsequent placement redemption rights under Section 8 of the Notes, solely with respect to the new investor funding contemplated by the LOI; (ii) certain asset sale redemption rights under Section 9 of the Notes, solely with respect to the asset transfer of the Company’s existing businesses into wholly owned subsidiaries; (iii) certain restrictive covenants under Sections 14(e), 14(f) and 14(h) of the Notes, solely to the extent necessary to permit the Acquisition; and (iv) certain subsequent placement participation rights under Section 4(o) of the Securities Purchase Agreement, solely with respect to the Acquisition and new investor funding.

In addition, the Note Investor, in its capacity as Collateral Agent, has consented to the asset transfer of the Company’s existing businesses into Legacy SubCo. The Note Waiver Agreement shall be effective upon execution, and shall terminate if the Acquisition is not consummated on or prior to August 7, 2026.

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The foregoing description of the Note Waiver Agreement is qualified in its entirety by reference to the full text of the Note Waiver Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Amendment No. 1 to Securities Purchase Agreement

On July 7, 2026, the Company entered into Amendment No. 1 to the Securities Purchase Agreement (the “SPA Amendment”) with the Note Investor, in its capacity as a Required Holder under the Securities Purchase Agreement. The SPA Amendment amends certain terms of the Securities Purchase Agreement in connection with the Acquisition.

Pursuant to the SPA Amendment, among other things: (i) certain amounts of Notes available for purchase at additional closings under the Securities Purchase Agreement have been amended; and (ii) the restriction on variable rate transactions under Section 4(n) of the Securities Purchase Agreement has been amended to prohibit such transactions until the later of (x) the second anniversary of the consummation of the Transaction and (y) such date that no Notes remain outstanding.

The SPA Amendment shall be effective upon execution, and shall terminate if the Acquisition is not consummated on or prior to August 7, 2026.

Equity Facility Limited Waiver Agreement

On July 7, 2026, the Company entered into a Limited Waiver Agreement (the “Equity Facility Waiver Agreement”) with a certain institutional investor (the “Equity Facility Investor”). Reference is made to that certain Equity Purchase Facility Agreement, dated as of April 10, 2026, between the Company and the Equity Facility Investor (the “Equity Purchase Facility Agreement”), pursuant to which the Company has the right to issue and sell to the Equity Facility Investor, and the Equity Facility Investor has agreed to purchase, shares of the Company’s common stock from time to time on the terms and subject to the conditions set forth therein.

Pursuant to the Equity Facility Waiver Agreement, in connection with the Acquisition, the Equity Facility Investor has granted the Company a limited waiver of compliance with the following provisions of the Equity Purchase Facility Agreement: (i) Section 6.10 (Corporate Existence); (ii) Section 6.22 (Right of First Refusal); and (iii) Section 6.26 (Reservation), but only to the extent that the reserve estimate thereunder shall be reduced by a specified number of shares of the Company’s common stock.

The Equity Facility Waiver Agreement only applies to the Transaction and terminates thirty (30) days from the date thereof, unless otherwise agreed upon between the Equity Facility Investor and the Company in writing.

The foregoing description of the Equity Facility Waiver Agreement is qualified in its entirety by reference to the full text of the Equity Facility Waiver Agreement, a copy of which is filed as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On July 8, 2026, the Company issued a press release announcing the entry into the LOI described under Item 1.01 of this Current Report on Form 8-K. A copy of that press release is furnished as Exhibit 99.1 hereto.

The information contained in this Item 7.01, including Exhibit 99.1, is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as expressly set forth by specific reference in such filing.

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Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Binding Letter of Intent, dated July 7, 2026, by and between Onfolio Holdings Inc. and Paramount Helium, LLC.
10.2	Limited Waiver and Consent Agreement, dated July 7, 2026, by and between Onfolio Holdings Inc. and the investor signatory thereto.
10.3	Amendment No. 1 to Securities Purchase Agreement, dated July 7, 2026, by and between Onfolio Holdings Inc. and the investor signatory thereto.
10.4	Limited Waiver Agreement, dated July 7, 2026, by and between Onfolio Holdings Inc. and the investor signatory thereto.
99.1	Press Release issued by Onfolio Holdings Inc. on July 8, 2026.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONFOLIO HOLDINGS INC.

Date: July 8, 2026	By:	/s/ Dominic Wells
Dominic Wells,
Chief Executive Officer

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